UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 19, 2026

KIORA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

169 Saxony Rd.
Suite 212
Encinitas, CA 92024
(858) 224-9600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	KPRX	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry Into a Material Definitive Agreement.

License Agreement

Effective August 20, 2026, Kiora Pharmaceuticals, Inc. (the “Company”) entered into an Exclusive License and Development Agreement (the “Agreement”) with Chong Jun Dang Pharmaceutical Corporation (“CKD”) with respect to the Company’s KIO-301 molecular photoswitch product (the “Product”). Under the Agreement, the Company granted to CKD an exclusive, sublicensable license to develop, manufacture, commercialize, and file for regulatory approvals with respect to the Product in South Korea (the “Territory”) for use in the field of retinitis pigmentosa and/or any other disease in ophthalmology (the “Field”).

CKD will be responsible for development and commercialization activities in South Korea. Kiora anticipates that its development and commercialization partners — Laboratoires Théa, Senju Pharmaceutical and CKD — will coordinate efforts to efficiently conduct a single, global Phase 3 clinical trial for KIO-301 in retinitis pigmentosa.

Under the Agreement, CKD will pay the Company an up-front payment of $1.0 million. The Company is also eligible to receive milestone payments upon and subject to the achievement of certain specified clinical development, regulatory and sales milestones. In addition, the Company is eligible to receive double digit royalties based on a specified percentage of net sales of the Product in the Territory, subject to adjustment in certain circumstances. Either party may terminate the Agreement in its entirety upon certain customary events.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which are attached hereto as Exhibit 10.1, and which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement and may be subject to limitations agreed upon by the contracting parties.

Item 7.01 Regulation FD Disclosure.

On August 19, 2026, the Company issued a press release announcing the signing of the Agreement with CKD (the “August 19, 2026 Press Release”). A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Title

10.1†*	Exclusive License and Development Agreement, effective as of August 20, 2026, by and between Kiora Pharmaceuticals, Inc. and CKD

99.1	Press Release of Kiora Pharmaceuticals, Inc., dated as of August 19, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†Certain confidential portions of this exhibit were omitted because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.
*Schedules and exhibits have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIORA PHARMACEUTICALS, INC.

By:	/s/ Melissa Tosca
Melissa Tosca
Chief Financial Officer
(Principal financial and accounting officer)

Date: August 19, 2026